Exhibit 10.45

COMPENSATION INFORMATION FOR CERTAIN OFFICERS

The table below provides information regarding the 2007 annual base salary and 2007 target cash bonus of the principal executive officer and principal financial officer of Kosan Biosciences Incorporated*.

Executive Officer	2007 Annual Base Salary	2007 Target Cash Bonus**
Robert G. Johnson, Jr., M.D., Ph.D., President and Chief Executive Officer	$416,000	45%

Gary S. Titus, Senior Vice President and Chief Financial Officer	$312,000	35%

*	This table includes all of the named executive officers (as defined under applicable securities laws) of Kosan Biosciences Incorporated

**	Target cash bonus is based on 100% achievement of corporate and, if applicable, individual objectives. Actual bonus payments may represent a higher or lower percentage of the officer’s 2007 annual base salary, depending on the extent to which actual performance meets, exceeds or falls short of the specified corporate objectives and applicable individual performance objectives, as determined by the Compensation Committee in its discretion.